                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                   The Buckle
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                THE BUCKLE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2000



To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Ockinga Center on the University of Nebraska-Kearney campus, Kearney, Nebraska, on Friday June 2, 2000 at 10:00 A.M., for the following purposes:

1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member:
    Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, Robert E. Campbell, William D. Orr, Ralph M. Tysdal and Bill L. Fairfield.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending February 3, 2001.

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,


/s/SCOTT M. PORTER
Scott M. Porter, Secretary

April 26, 2000





WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE
        ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                              2407 West 24th Street
                                Kearney, NE 68847


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD JUNE 2, 2000

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held June 2, 2000, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

          The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 28, 2000.

                               VOTING INFORMATION

          As of March 31, 2000, the Company has outstanding 20,724,621 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 31, 2000 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

         As of March 31, 2000, the Common Stock was held of record by 469 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 31, 2000. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name of Beneficial Owner                                  Shares of Common Stock
-------------------------------------------------------------------------------------------------------
                                     Sole Voting and       Shared Voting and      Right to
                                   Investment Power(3)    Investment Power(1)    Acquire(2)     Percent
                                   -------------------    -------------------    ----------     -------
Daniel J. Hirschfeld                      13,400,000                  0                   0      64.66%
Dennis H. Nelson                             193,458             33,287           1,567,550       7.80%
Karen B. Rhoads                               13,080                463             179,331         *
Bill L. Fairfield                                  0                  0               2,138         *
Robert E. Campbell                             2,500                  0               3,338         *
William D. Orr                                 2,500                  0               3,338         *
Ralph M. Tysdal                                5,000                  0               3,338         *
All executive officers and
  directors as a group (11)               13,832,288             50,244           2,220,676      70.13%
*  Less than 1%

(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by The Chicago Trust Co. Share amounts include Dennis H. Nelson with 1,487 and all executive officers as a group with 11,419.
(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.
(3) Includes shares of restricted stock granted on March 20, 2000 pursuant to the 1999 Management Incentive Plan, which shares vest over a 5 year period:
    Dennis Nelson, 4,516 shares; Scott Porter, 2,552 shares; Jim Shada, 2,434 shares; Gary Lalone, 1,845 shares; and Brett Milkie, 699 shares.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Directors will be elected at the June 2, 2000 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that seven directors are to be elected.

         The Board of Directors recommends the election of the seven nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

          DANIEL J. HIRSCHFELD, AGE 58. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

         DENNIS H. NELSON, AGE 50. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

          KAREN B. RHOADS, AGE 41. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

          ROBERT E. CAMPBELL, AGE 57. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997 Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

          WILLIAM D. ORR, AGE 65. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987. Mr. Orr also is a member of the Board of Directors of Woodmen, and had worked for Woodmen since 1960.

          RALPH M. TYSDAL, AGE 62. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal owns and operates McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

          BILL L. FAIRFIELD, AGE 53. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a new company focused on economic development of the Mid-Plains region through management services and venture capital assistance. From 1991 until October 1999, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

Meetings and Committees of the Board

          During fiscal 1999, six meetings of the Board of Directors, eight meetings of the Executive Committee, four meetings of the Compensation Committee and one meeting of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

               Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen
     B. Rhoads.

               Audit Committee. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal auditing procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield and Ralph M. Tysdal.

               Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Options Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, and the 1999 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert
     E. Campbell, William D. Orr, and Ralph M. Tysdal.

Director Compensation
---------------------

          For their services as Directors in fiscal 1999, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended. and $500 for each telephonic meeting held for the board or any committee thereof.

         In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 2,250 shares were granted to each non-employee Director on the first day of the Company's 2000 fiscal year. The future years' amounts for each director's annual option grant will be 3,000 for fiscal 2001 and thereafter. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

             Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1999 have been complied with on a timely basis.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to audit the accounts of the Company for the fiscal year 2000. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

         Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

         One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 31, 1998, January 30, 1999 and January 29, 2000:

                           SUMMARY COMPENSATION TABLE


         -------------------------------------------------------------------------------------------------------
                                                                               Long Term
                                                                              Compensation
                                                                      -----------------------------
                                           Annual Compensation                   Awards
         -------------------------------------------------------------------------------------------------------
         Name                                                         Restricted                  All Other
         and                                                             Stock                     Compen-
         Principal                                                      Awards        Options/     sation
         Position            Year      Salary($)     Bonus ($)(2)       ($) (3)       SARs (#)     ($) (1)
         -------------------------------------------------------------------------------------------------------
         Dennis H.           1999      $575,000      $   776,250      $  77,619        103,500     $ 86,130
         Nelson              1998      $500,000      $ 1,598,300      $ 479,490        108,000     $ 10,000
         President           1997      $400,000      $ 1,531,973      $ 390,625        299,400     $  9,500
         and CEO

         Scott M.            1999      $325,000      $   438,750      $  43,863         58,500     $ 39,824
         Porter              1998      $250,000      $   908,125      $ 272,438         60,360     $ 10,000
         Vice President      1997      $200,000      $   781,619      $ 463,750        297,750     $  9,500
         Men's Mdsg

         James E.            1999      $310,000      $   418,500      $  41,834         34,650     $ 34,117
         Shada               1998      $225,000      $   820,945      $246,284          36,510     $ 10,000
         Vice President      1997      $175,000      $   703,457      $231,875         175,500     $  9,500
         Sales

         Gary L.             1999      $235,000      $   317,250      $  31,711         34,650     $ 29,205
         Lalone              1998      $200,000      $   726,500      $217,950          36,510     $ 10,000
         Vice President      1997      $175,000      $   703,457      $231,875         171,750     $  9,500
         Sales

         Brett P.            1999      $167,000      $   120,240      $  12,014         25,200     $ 13,594
         Milkie              1998      $150,000      $   268,805      $  80,642         27,060     $ 10,000
         Vice President      1997      $120,000      $   218,853      $231,875          43,050     $  9,500
         Leasing
         -------------------------------------------------------------------------------------------------------

     (1)These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 1999, 1998 and 1997. The Company matched 50% of the employees' deferrals for fiscal 1999 and 100% of the employees' deferrals for fiscal 1998 and 1997, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 1999, these amounts also include the Company's matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering executive officers. The Company matched 50% of the vice presidents' deferrals and 65% of the president's deferrals, not exceeding 6% of gross earnings.
     (2)The executive officers' bonuses for fiscal 1999 were calculated based upon the Company's 1999 Management Incentive Plan, as approved at the 1999 Annual Meeting of Stockholders. (See "Report of the Compensation Committee") The executive officers' bonuses for fiscal 1998 were calculated based upon the Company's 1998 Management Incentive Plan, as approved at the 1998 Annual Meeting of Stockholders. The executive officers' bonuses for fiscal 1997 were calculated based upon the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders

     (3)The restricted stock shares were granted pursuant to the 1999
        Management Incentive Plan and the number of shares were determined using the current market value as of March 20, 2000, the date of grant. Shares granted were as follows: Dennis Nelson 4,516; Scott Porter 2,552; Jim Shada 2,434; Gary Lalone 1,845; and Brett P. Milkie 699. A total of 14,822 shares of restricted stock were granted under the 1999 Management Incentive Plan. As of March 20, 2000, the date of the grant, these shares were valued at $17.1875 per share for a total current market value of $254,753. These shares of restricted stock will vest at a rate of 20% per year for five years. Shareholders of restricted stock in The Buckle, Inc. are eligible for future dividend payments, if and when dividends may be declared and paid by the Company.

Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

          The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

         Compensation of the executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, is based in large part on the Company's profits (as defined) and therefore is closely tied to the performance of the Company. For fiscal 1999, the compensation program for executive officers consisted of:

         -        salary;
         -        annual cash bonus;
         - 401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan;
         -        restricted stock; and
         -        stock options.

Cash bonuses, restricted stock and stock options were paid and granted in accordance with the 1999 Management Incentive Plan which was previously approved by the Shareholders.

         Salary. Salaries for fiscal 1999 for the executive officers were set in January of 1999, and were increased over the salaries paid for fiscal 1998. The salary amounts are reported in the Summary Compensation Table on page 6.

Cash Awards.
-----------

         Each Participant in the Plan received a Cash Award calculated as a multiple of the Participant's Base Salary. The incentive multiple will be phased-in over the life of the Plan and will be based upon the Company's growth in Pre-Bonus Net Income over the previous year. The multiple will also be different for Level I and Level II Executives. The multiples will be calculated as follows:

                                                           Multiple of Base Salary
                                                           -----------------------

             LEVEL I

Change in Pre-Bonus Net Income                             1999        2000         2001
------------------------------                             ----        ----         ----
>30% decrease                                              0.00        0.00         0.00
 30% decrease                                              0.40        0.00         0.00
 20% decrease                                              0.75        0.65         0.00
 10% decrease                                              1.00        0.95         0.70
  No Change                                                1.35        1.25         1.10
>10% increase                                              1.74        1.60         1.50
>20% increase                                              2.235       2.00         1.80
>30% increase                                              2.70        2.50         2.30
>40% increase                                              3.20        2.90         2.70
>50% increase                                              3.60        3.30         3.20


             LEVEL II
                                                           1999        2000         2001
                                                           ----        ----         ----
>30% decrease                                              0.00        0.00         0.00
  30% decrease                                             0.35        0.00         0.00
  20% decrease                                             0.50        0.45         0.00
  10% decrease                                             0.57        0.55         0.40
   No Change                                               0.72        0.70         0.65
>10% increase                                              1.02        0.95         0.85
>20% increase                                              1.25        1.15         1.075
>30% increase                                              1.55        1.35         1.251
>40% increase                                              1.75        1.60         1.50
>50% increase                                              2.00        1.85         1.75

For fiscal 1999, Messrs. Nelson, Porter, Shada and Lalone were designated Level I Executives; all other Participants have been designated Level II.

Restricted Stock.
----------------

         Shares of restricted Stock were granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on date of certification by the Compensation Committee of the amount of the Cash Award. Restricted Stock grants were based upon the following:


Change in Pre-Bonus Net Income       Level I Executives     Level II Executives
------------------------------       ------------------     -------------------
Any decrease                                None                    none
No Change                                   10%                     10%
10% increase                                15%                     10%
20% increase                                20%                     15%
30% increase and up                         30%                     20%

          Based upon the market value of the Company's common stock on March 20, 2000, the date of certification of the Cash Awards by the Compensation Committee, the following grants of Restricted Stock were made on that date to the executive officers named in the Compensation table:

                                                 Number of Shares of
               Name of Participant               Restricted Stock
               -------------------               ----------------

               Dennis H. Nelson                     4,516
               Scott M. Porter                      2,552
               James E. Shada                       2,434
               Gary L. Lalone                       1,845
               Brett P. Milkie                        699

Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited for five years, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income.

Stock Options
-------------

         Options were granted pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. This Plan added an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

             Dennis H. Nelson              103,500
             Scott M. Porter                58,500
             James E. Shada                 34,650
             Gary L. Lalone                 34,650
             Brett P. Milkie                25,200

         The Company did not achieve either performance goal for fiscal 1999, and thus all options granted to executive officers and others on January 29, 1999, will vest and become exercisable on December 29, 2008.

         The Compensation Committee has considered the application of the provision of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Committee believes that compensation payable pursuant to the 1999 Management Incentive Plan achieves this objective under current tax law.

         This report was submitted by the Compensation Committee, which is comprised of:

                  Bill L. Fairfield
                  Robert E. Campbell
                  Ralph M. Tysdal
                  William D. Orr

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal 1999 to the named executive officers.


      --------------------------------------------------------------------------------------------------
                                                                                          Grant Date
                                         Individual Grants                                   Value
      --------------------------------------------------------------------------------------------------
                                           % of Total
                            Options/      Options/SARS       Exercise                        Grant
                              SARS         Granted to        or Base                         Date
                            Granted       Employees in        Price        Expiration       Present
             Name           (#) (1)     Fiscal year (2)       ($Sh)           Date         Value (3)
      --------------------------------------------------------------------------------------------------

      Dennis H.                103,500       21.40%          $26.750        1/29/09     $ 1,994,445
      Nelson

      Scott M.                  58,500       12.10%          $26.750        1/29/09     $ 1,127,295
      Porter

      James E.                  34,650        7.17%          $26.750        1/29/09       $ 667,705
      Shada

      Gary L.                   34,650        7.17%          $26.750        1/29/09       $ 667,705
      Lalone

      Brett                     25,200        5.21%          $26.750        1/29/09       $ 485,604
      Milkie

      --------------------------------------------------------------------------------------------------

      (1) The shares granted January 29, 1999 at $26.75 become fully vested as of December 29, 2008, or sooner if the fair market value of the Company's common stock doubles from the grant price, at any time prior to December 29, 2008.
      (2) The Company granted options totaling 483,540 during fiscal 1999.
      (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of six years. Assumptions include: interest rate of 6%; annual dividend yield of 0%; and volatility of 60%.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
  -----------------------------------------------------------------------------

         The following table provides information on option exercises in fiscal 1999 by the named executive officers and the value of such officers' unexercised options at January 29, 2000.

------------------------------------------------------------------------------------------------------------------
                                                             Number of                             Value of
                                                           Unexercised                         Unexercised
                                                               Options                         In-the Money
                     Shares          Value                   at FY-end                   Options  at FY-end
                                               -------------------------------------------------------------------
                   Acquired on     Realized
      Name        Exercise (#)        ($)        Exercisable    Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------

Dennis H.
Nelson               101,800        $1,337,500       1,567,550          392,750     $16,227,213             $0

Scott M.
Porter                  0                   $0         300,082          324,465     $ 2,038,065             $0

James E.
Shada                22,811           $162,917          77,058          159,465        $372,673             $0

Gary L.
Lalone               25,124           $466,944          49,058          178,815        $174,340             $0

Brett P.
Milkie                6,000          $ 129,450          33,445           71,265        $129,994             $0
------------------------------------------------------------------------------------------------------------------


Employment Agreements
---------------------

          The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive based on pre-tax and pre-bonus income, restricted stock and stock options, as proposed in the 1999 Executive Compensation Plan. For fiscal 1999 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $575,000, Scott M. Porter $325,000, James E. Shada 310,000, Gary L. Lalone $235,000, and Brett P. Milkie $167,000. For fiscal 2000, the bonus amounts will be payable according to the 1999 Management Incentive Plan. For fiscal 1998, the bonus amounts were payable according to the Company's 1998 Management Incentive Plan. (See "Report of the Compensation Committee.")

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         The total amount owed to the Company by the Hirschfeld Family Trust is $735,000 ($600,000 principal plus $135,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.

Stock Price Performance Graph
-----------------------------

          The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the S & P 500 Stock Index and the NYSE Retail Trade Stocks.


--------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                          01/31/1995  01/31/1996 01/31/1997  01/30/1998    01/29/1999      01/31/2000
--------------------------------------------------------------------------------------------------------
THE                        $ 100.00     $134.22    $195.62    $ 470.20      $ 562.90        $ 330.11
BUCKLE,
INC.
--------------------------------------------------------------------------------------------------------
PEER                       $ 100.00    $138.13     $175.04    $ 344.42      $ 795.21        $ 813.18
GROUP
--------------------------------------------------------------------------------------------------------
S&P 500                    $ 100.00    $138.62     $175.11    $ 222.22      $ 294.41        $ 324.87
--------------------------------------------------------------------------------------------------------
RUSSELL                    $ 100.00    $127.76     $149.67    $ 174.22      $ 173.07        $ 201.02
2000
--------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.


The peer Group consists of the following: The Buckle, Inc; American Eagle,
  Inc.;
Abercrombie & Fitch; Braun's Fashion Corp.; The Gap; Pacific Sunwear of
  California; Wet
Seal, Inc.; Gadzooks, Inc.; Ann Taylor Stores; and the Limited, Inc.

Percentage of close as of January 31, 1995, Dividends reinvested for companies where applicable

                                  OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2001 ANNUAL MEETING

          Although the date for the Annual Stockholders' meeting to be held in 2001 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2000.

By Order of the Board of Directors


/s/ SCOTT M. PORTER
Scott M. Porter
Vice President of Men's Merchandising and Secretary

Kearney, Nebraska
April 26, 2000

--------------------------------------------------------------------------------
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS
     PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE
     PROXY STATEMENT AND FOR PROPOSAL 2.


                                        DATED:                            , 2000
                                              ----------------------------


                                        ----------------------------------------
                                                       Signature

                                        ----------------------------------------
                                                Signature if held jointly

                                        Please sign exactly as your name
                                        appears. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.

--------------------------------------------------------------------------------
                                THE BUCKLE, INC.

PROXY            2407 WEST 24TH STREET, KEARNEY, NEBRASKA 68845
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Hirschfield and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 31, 2000 at the annual meeting of the shareholders to be held on June 2, 2000, or any adjournment thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.   ELECTION OF DIRECTORS   [ ] FOR ALL NOMINEES LISTED              [ ] WITHHOLD AUTHORITY
                                 (except as marked to the contrary)       to vote for all nominees listed
           D. Hirschfield, D. Nelson, K. Rhoads, R. Campbell, W. Orr, R. Tysdal, B. Fairfield

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending February 3, 2001.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN